UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2008

NeoMagic Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-22009	77-0344424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 988-7020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2008, NeoMagic Corporation (the "Company") announced that effective as of August 15, 2008, David Tomasello was appointed to the Company's Board of Directors. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company's Board of Directors has granted to Mr. Tomasello an option to purchase 20,000 shares of the Company's common stock at an exercise price equal to the Company's common stock closing price on Nasdaq on August 15, 2008. The information regarding the terms and conditions of the option are consistent with those as set forth in the Company's definitive proxy statement for the annual meeting of stockholders held on July 12, 2007 under the caption "Director Compensation", which information is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of NeoMagic Corporation dated August 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date:	August 18, 2008	/s/ Steven P. Berry
Steven P. Berry
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of NeoMagic Corporation dated August 18, 2008.